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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 26, 2001 included in this Form 10-K, into International Specialty Products Inc.'s previously filed Registration Statement on Form S-4 File No. 333-53709 and Registration Statements on Form S-8 File Nos. 333-60469, 333-62359, 333-52504, 333-52638, and 333-53032.


Arthur Andersen LLP


Roseland, New Jersey
March 29, 2001